UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

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QUINTILES TRANSNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4820 Emperor Blvd. Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2015, Quintiles Transnational Holdings Inc. (the “Company”) and Dennis B. Gillings, CBE, Ph.D., the Company’s Executive Chairman (“Dr. Gillings”), and certain of his affiliates, investment funds associated with Bain Capital Investors, LLC (“Bain Capital”), affiliates of TPG Global, LLC (the “TPG Funds”) and affiliates of 3i Corporation (“3i” and collectively with Dr. Gillings, Bain Capital and the TPG Funds, the “Shareholders”) entered into an Amended and Restated Shareholders Agreement (the “A&R Shareholders Agreement”) with the Shareholders that amended and restated the shareholders agreement dated January 22, 2008, to, among other things, revise the Shareholders’ rights to designate director nominees and related voting obligations in order to facilitate the transition to full compliance with the applicable New York Stock Exchange (“NYSE”) listing rules following the loss of “controlled company” status in November 2014.

Under the A&R Shareholders Agreement, the parties agreed to use their best efforts to cause the Company’s Board of Directors (the “Board”) size to be reduced to 9 members, beginning at the close of the regular quarterly Board meeting currently anticipated to be held on November 5, 2015 (the “November 2015 Meeting”).  In conjunction with the A&R Shareholders Agreement, Bain Capital and TPG Funds agreed to identify by the May 2015 Board meeting which of their director nominees would resign at the November 2015 Meeting.  On May 7, 2015, we received notice that Christopher R. Gordon, a Bain Capital Board designee, and Fred E. Cohen, M.D., D.Phil., F.A.C.P., a TPG Funds Board designee, will both resign as directors effective at the close of the November 2015 Meeting.

Notice of Mr. Gordon’s resignation and Dr. Cohen’s resignation was made in connection with the orderly transition of the Board to comply with the NYSE independence rules and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07            Submission of Matters to a Vote of Security Holders.

On May 7, 2015, Company held its 2015 Annual Meeting of Shareholders (the “Meeting”) to (i) elect four Class II directors; (ii) hold an advisory (non-binding) vote to approve executive compensation; and (iii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  For more information about the foregoing matters, see the Company’s proxy statement filed with the Securities and Exchange Commission on March 23, 2015.

As of March 5, 2015, the record date for the Meeting, there were 124,773,932 shares of common stock outstanding and entitled to vote on all matters.  At the Meeting, 115,651,793 shares of common stock eligible to vote were represented in person or by proxy, constituting a quorum.  The certified results of the matters voted on at the Meeting are set forth below.

Proposal No. 1 – The election of four Class II directors.

The election of four Class II directors:

Nominee	For	Withheld	Broker Non-Vote
Fred E. Cohen, M.D.	79,757,972	30,519,820	5,374,001
John P. Connaughton	72,133,929	38,143,863	5,374,001
John M. Leonard, M.D.	109,362,583	915,209	5,374,001
Leonard D. Schaeffer	104,283,618	5,994,174	5,374,001

All director nominees were duly elected.

Proposal No. 2 – Approval, on an advisory (non-binding) basis, of the resolution regarding executive compensation.

For	Against	Abstain	Broker Non-Vote
108,794,712	1,151,010	332,070	5,374,001

This proposal was approved on an advisory (non-binding) basis.

Proposal No. 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain
115,300,281	158,551	192,961

This proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2015	QUINTILES TRANSNATIONAL HOLDINGS INC.

		By:	/s/ James H. Erlinger III
James H. Erlinger III
Executive Vice President, General Counsel and Secretary